Exhibit 16.1

February 13, 2003

U.S. Securities and Exchange Commission

SEC Chief Accountant

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madame:

We are addressing this letter in connection with the filing of a Form 8-K to reflect our dismissal as principal accountants for Qorus.com, Inc. in compliance with Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1)Regulation S-B as set forth in the attached Form 8-K.

Sincerely,

s/s Farber & Hass LLP